                                                                    Exhibit 99.1

                           THE ROCKLAND TRUST COMPANY
                              EMPLOYEE SAVINGS AND
                          PROFIT SHARING PLAN AND TRUST

                              FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1997 AND 1996
                         TOGETHER WITH AUDITORS' REPORT

                           THE ROCKLAND TRUST COMPANY
                              EMPLOYEE SAVINGS AND
                          PROFIT SHARING PLAN AND TRUST

                                      INDEX




                                                                                              PAGE


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                                         1

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
AS OF DECEMBER 31, 1997 AND 1996                                                                 2

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS,
WITH FUND INFORMATION, FOR THE YEAR ENDED DECEMBER 31, 1997                                      3

NOTES TO FINANCIAL STATEMENTS                                                                  4-9

ITEM 27a--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES AS OF DECEMBER 31, 1997            10-12

ITEM 27d--SCHEDULE OF REPORTABLE TRANSACTIONS
FOR THE YEAR ENDED DECEMBER 31, 1997                                                            13


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Profit Sharing Committee of
The Rockland Trust Company Employee Savings and
Profit Sharing Plan and Trust:

We have audited the accompanying statements of net assets available for benefits of The Rockland Trust Company Employee Savings and Profit Sharing Plan and Trust as of December 31, 1997 and 1996, and the related statement of changes in net assets available for benefits, with fund information, for the year ended December 31, 1997. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1997 and 1996, and the changes in its net assets available for benefits, with fund information, for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the changes in net assets available for benefits of each fund. The fund information and supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.







Boston, Massachusetts
July 24, 1998

                           THE ROCKLAND TRUST COMPANY
                              EMPLOYEE SAVINGS AND
                          PROFIT SHARING PLAN AND TRUST

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                        AS OF DECEMBER 31, 1997 AND 1996




                                                                              1997              1996


ASSETS:
   Investments, at quoted market value (Note 3)-
     Interest-bearing deposits                                          $    494,677      $    662,319
     Savings and certificates of deposit                                     921,266         1,053,485
     U.S. government securities                                            1,747,926           969,705
     Common stocks                                                         7,592,493         5,079,964
     Mutual funds-
       Bonds                                                                 483,825           452,623
       Equity                                                              4,475,580         2,905,810
   Loans to participants                                                     300,717           259,494
                                                                         -----------       -----------

                                                                          16,016,484        11,383,400

   Cash                                                                       28,163             9,474
   Accrued income receivable                                                 135,281            67,179
   Contributions receivable from employer                                     85,907            79,022
                                                                         -----------       -----------

         Total assets                                                     16,265,835        11,539,075
                                                                         -----------       -----------

LIABILITIES:
   Other liabilities                                                           3,645            12,832
                                                                         -----------       -----------

NET ASSETS AVAILABLE FOR BENEFITS (Notes 2 and 5)                       $ 16,262,190      $ 11,526,243
                                                                         -----------       -----------
                                                                         -----------       -----------



   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                           THE ROCKLAND TRUST COMPANY
                              EMPLOYEE SAVINGS AND
                          PROFIT SHARING PLAN AND TRUST

      STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS, WITH FUND
                INFORMATION FOR THE YEAR ENDED DECEMBER 31, 1997




                                Fund Information

                                       Wright      Pathmark     Pathmark    Independent                SEI Small
                                      Balanced      Growth    Growth And    Bank Corp.   Certificate    Cap       Vanguard
                                      Portfolio    Portfolio     Income       Stock      of Deposit    Growth     Index 500
                                                               Portfolio    Portfolio    Portfolio     Portfolio  Portfolio

ADDITIONS:

Voluntary contributions by         $  169,422   $  216,147   $   53,986   $  289,801   $   51,814   $   16,055   $   45,161
participants
Contributions by sponsor               69,205       66,724       22,251       98,372       21,410        5,274       15,135
Interest and dividend income          178,104      244,742       60,701       85,196       68,401        9,494       26,180
 Net appreciation (depreciation)      989,947      350,229       55,734    1,987,072           --        9,600      185,338
   in fair value of investments
 Transfers between investment          71,943       47,082       36,026      214,894       43,476      226,718    1,522,765
                                   ----------   ----------   ----------   ----------   ----------   ----------   ----------
   options

          Total additions           1,478,621      924,924      228,698    2,675,335      185,101      267,141    1,794,579
                                   ----------   ----------   ----------   ----------   ----------   ----------   ----------

DEDUCTIONS:
Amounts paid to participants          302,502       61,512       68,077      112,446       98,300        1,201        4,413
   (Note 1)
Transfers between investment          593,555    1,422,750      144,892      140,859       93,401          850       28,983
                                   ----------   ----------   ----------   ----------   ----------   ----------   ----------
   options

          Total deductions            896,057    1,484,262      212,969      253,305      191,701        2,051       33,396
                                   ----------   ----------   ----------   ----------   ----------   ----------   ----------

BALANCE, BEGINNING OF YEAR          4,276,653    2,768,873      732,374    2,354,183    1,137,676           --           --
                                   ----------   ----------   ----------   ----------   ----------   ----------   ----------

BALANCE, END OF YEAR               $4,859,217   $2,209,535   $  748,103   $4,776,213   $1,131,076   $  265,090   $1,761,183
                                   ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                   ----------   ----------   ----------   ----------   ----------   ----------   ----------



                                Fund Information



                                        Goldman
                                         Sachs
                                      International
                                        Equity           Loan
                                       Portfolio         Fund          Total

ADDITIONS:

Voluntary contributions by          $    15,426     $        --    $   857,812
participants
Contributions by sponsor                  6,005              --        304,376
Interest and dividend income                 37          20,219        693,074
 Net appreciation (depreciation)        (27,650)             --      3,550,270
   in fair value of investments
 Transfers between investment           241,614         135,342      2,539,860
                                    -----------     -----------    -----------
   options

          Total additions               235,432         155,561      7,945,392
                                    -----------     -----------    -----------

DEDUCTIONS:
Amounts paid to participants              2,260          18,874        669,585
   (Note 1)
Transfers between investment             18,703          95,867      2,539,860
                                    -----------     -----------    -----------
   options

          Total deductions               20,963         114,741      3,209,445
                                    -----------     -----------    -----------

BALANCE, BEGINNING OF YEAR                   --         256,484     11,526,243
                                    -----------     -----------    -----------

BALANCE, END OF YEAR                $   214,469     $   297,304    $16,262,190
                                    -----------     -----------    -----------
                                    -----------     -----------    -----------





   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                           THE ROCKLAND TRUST COMPANY
                              EMPLOYEE SAVINGS AND
                          PROFIT SHARING PLAN AND TRUST

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997




(1)    DESCRIPTION OF THE PLAN

       Participants should refer to the Plan agreement for a complete description of the Plan's provisions.

       GENERAL

       The Rockland Trust Company Employee Savings and Profit Sharing Plan and Trust (the Plan) was created on September 9, 1971 and restated effective January 1, 1989. Effective January 1, 1994, the Plan was amended to include provisions of the Internal Revenue Code (IRC) Section 401(k) and the Tax Reform Act of 1986. The major changes in the amendment affected vesting requirements, contributions and investment selections. The Plan covers employees of Rockland Trust Company (the Company or RTC) who meet specified eligibility requirements.

       ELIGIBILITY

       An employee becomes a participant in the Plan upon completion of one year of service (1,000 or more hours of service during the plan year). In order to share in the Company's contribution to the Plan for any year, a participant must:

       1.  Have worked 1,000 or more hours during the year.

       2. Be employed by the Company on the last business day of the year. However, those participants whose employment terminated during the year because of retirement under the Company's retirement plan or because of disability, death or for any reason after the attainment of age 65 shall share in the Company's contribution.

       CONTRIBUTIONS

       Employees who participate in the Plan may defer up to 15% of their salary, on a pretax basis, and up to an additional 10% of their salary on an after-tax basis. The Company matches pretax contributions equal to 50% of a participant's deferral, up to 6%. The Company may also make discretionary profit sharing contributions. No such discretionary contributions were made in 1997.

                           THE ROCKLAND TRUST COMPANY
                              EMPLOYEE SAVINGS AND
                          PROFIT SHARING PLAN AND TRUST

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

                                   (Continued)


       BENEFITS AND VESTING

       Participants are 100% vested in all funds immediately upon eligibility.

       Upon termination of service due to death, disability or retirement, a participant may elect to receive an amount equal to the value of the participant's interest in his or her account. The form of payment is a lump-sum distribution or an annuity to be paid in monthly installments over up-to-15 years.

       PARTICIPANT ACCOUNTS

       Individual accounts are maintained for each of the Plan's participants to reflect the participant's contributions and related employer matching contributions, as well as the participant's share of the Plan's income and any related administrative expenses. Allocations are based on the percentage each participant's account balance represents of the total of all participants' account balances.

       INVESTMENT OPTIONS

       Participants are offered eight investment portfolios into which they can direct their contributions.

       Participants may change their investment elections quarterly, except for the stock fund from which they may exit monthly. Employer matching contributions are allocated among options in the same percentages as the employee contributions. A description of each investment option is provided below:

         WRIGHT BALANCED PORTFOLIO

         The Plan has an undivided interest in this portfolio's assets which consist of high-quality domestic and international equities, high-quality corporate and U.S. government fixed-income investments and cash reserves chosen to minimize both short-term and long-term risk due to market and economic factors.

         PATHMARK GROWTH PORTFOLIO

         This portfolio represents an interest in Commingled Trust Fund which seeks to provide long-term growth of capital and above-average growth with a three- to five-year horizon by investing primarily in equity mutual funds.

         PATHMARK GROWTH AND INCOME PORTFOLIO

         This portfolio represents an interest in Commingled Trust Fund which invests in a diversified and changeable portfolio of mutual funds selected to provide current income while striving to obtain capital growth.

         INDEPENDENT BANK CORP. STOCK PORTFOLIO

         This portfolio is invested exclusively in the common stock of Independent Bank Corp., the parent company of Rockland Trust Company.

         CERTIFICATE OF DEPOSIT PORTFOLIO

         This portfolio is designed to provide a moderate level of income consistent with the preservation of principal. The portfolio invests solely in FDIC-insured certificates of deposit issued by Rockland Trust Company.

         SEI SMALL CAP GROWTH PORTFOLIO

         This portfolio represents a mutual fund which seeks long-term capital appreciation through investment in the stocks of smaller and often faster-growing companies.

         VANGUARD INDEX 500 PORTFOLIO

         This portfolio represents a mutual fund which is designed to replicate the performance of the Standard & Poor's 500 Composite Stock Price Index by investing in the stocks of the companies included in that index.

         GOLDMAN SACHS INTERNATIONAL EQUITY PORTFOLIO

         This portfolio represents a mutual fund which seeks long-term capital appreciation through investments in equity securities of companies that are organized outside the United States or whose securities are principally traded outside the United States.

         LOAN FUND

         This fund is not an investment option, but rather is used to account for the funding, repayment and interest income related to participant loans.

       TRUSTEE

       The trustee for the Plan is Rockland Trust Company (the Trustee).

       LOANS TO PARTICIPANTS

       Loans against participant accounts are permitted. There is a minimum loan amount of $500 and a maximum of 50% of the participants' account balances, up to $50,000. All loans must be repaid within 5 years. The interest rate is determined by the plan administrator and is to be the rate of interest used for obligations of comparable term by area commercial lending institutions. In 1997, the interest rate used for new loans was 8.5%.

       PRIORITIES OF THE PLAN UPON TERMINATION

       In the event of the termination of the Plan, the Trustee shall liquidate the entire investment in the Plan after payment of all expenses and after proportional adjustment of accounts to reflect such expenses, portfolio losses or profits, and reallocations to the date of liquidation. Each participating employee, retired participating employee and beneficiary of each deceased participating employee shall be entitled to receive any amounts outstanding to the credit of the participating employee's account as of the date of liquidation.

(2)    ACCOUNTING POLICIES

       BASIS OF ACCOUNTING

       The Plan recognizes contributions and investment income on the accrual basis.

       EXPENSES

       The Company pays all expenses of the Plan at the option of the Company.

       USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
       Actual results could differ from those estimates.

       NET APPRECIATION IN FAIR VALUE OF INVESTMENTS

       Net realized and unrealized appreciation is recorded in the accompanying statement of changes in net assets available for benefits, with investment option information, as net appreciation in fair value of investments.

(3)    INVESTMENTS

       Investments at December 31, 1997 and 1996, as shown in the accompanying financial statements, are stated at market value based on quoted market price.

       Included in the investments in the accompanying statements of net assets available for benefits are the following securities for which the market value exceeded 5% of net Plan assets as of Plan years ended December 31, 1997 and 1996:


                                                                                         Shares or Par     Market Value
                      Plan Year                   Description of Investment                  Value


               December 31, 1997        Independent Bank Corp. Common Stock                    276,698    $    5,084,321

                                        Vanguard #40 Index Trust 500 Portfolio                  19,222         1,731,359

               December 31, 1996        Independent Bank Corp. Common Stock                    220,329         2,313,451


(4)    TAX STATUS

       The Plan has a favorable determination letter from the Internal Revenue Service, dated March 15, 1995, stating that the Plan is designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter. However, the plan sponsor believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC, and therefore, the Plan continues to be tax-exempt.

(5) RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

       The following is a reconciliation of net assets available for benefits recorded in the financial statements and Form 5500 at December 31, 1997 and 1996:


                                                                                                December 31,
                                                                                          1997              1996


               Net assets available for benefits per the financial statements        $ 16,262,190    $ 11,526,243
               Amounts allocated to withdrawing participants                                    -          (1,280)
                                                                                      -----------     ------------

                        Net assets available for benefits per Form 5500              $ 16,262,190    $ 11,524,963

                                                                                      -----------     ------------
                                                                                      -----------     ------------



       The following is a reconciliation of benefits paid to participants recorded in the financial statements and Form 5500 at December 31, 1997:


               Benefits paid to participants per the financial statements             $    669,585

               Less--Amounts allocated to withdrawing participants at
               December 31, 1996                                                            1,280
                                                                                       -----------

                        Benefits paid to participants per Form 5500                   $    668,305
                                                                                       -----------
                                                                                       -----------



       Amounts allocated to withdrawing participants are recorded on Form 5500 for benefit claims that have been processed and approved for payment prior to December 31 but have not yet been paid as of that date.

                           THE ROCKLAND TRUST COMPANY
                              EMPLOYEE SAVINGS AND
                          PROFIT SHARING PLAN AND TRUST

            ITEM 27a--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                             AS OF DECEMBER 31, 1997




    Shares Or                Issuer and Description                                        Cost         Quoted Market
    Par Value                                                                                              Price


                   INTEREST BEARING DEPOSITS-
    118,967           Dreyfus Treasury Prime Cash Management                             $  118,967       $  118,967
    375,710           Federated U.S. Treasury Cash Reserves                                 375,710          375,710
                                                                                          ---------        ---------
                                                                                            494,677          494,677
                                                                                          ---------        ---------

                   SAVINGS AND CERTIFICATES OF DEPOSIT-
     35,471           *Rockland Trust Co., CD, 5.00%, due 07/26/98                           35,471           35,471
    121,357           *Rockland Trust Co., CD, 6.84%, due 02/01/99                          121,357          121,357
    121,357           *Rockland Trust Co., CD, 6.84%, due 02/01/98                          121,357          121,357
    120,821           *Rockland Trust Co., CD, 6.96%, due 03/14/98                          120,821          120,821
     53,941           *Rockland Trust Co., CD, 5.83%, due 02/12/98                           53,941           53,941
     26,970           *Rockland Trust Co., CD, 5.83%, due 08/12/98                           26,970           26,970
     26,907           *Rockland Trust Co., CD, 5.65%, due 08/12/99                           26,907           26,907
    104,901           *Rockland Trust Co., CD, 5.90%, due 02/07/00                          104,901          104,901
    104,298           *Rockland Trust Co., CD, 6.00%, due 03/17/00                          104,298          104,298
    104,241           *Rockland Trust Co., CD, 5.90%, due 03/17/99                          104,241          104,241
    101,002           *Rockland Trust Co., CD, 6.17%, due 10/02/00                          101,002          101,002
                                                                                          ---------        ---------
                                                                                            921,266          921,266
                                                                                          ---------        ---------

                   U.S. GOVERNMENT SECURITIES-
    150,000           United States Treasury Bonds 08.25%, due 05/15/05                     146,869          157,875
    100,000           United States Treasury Bonds 08.75%, due 11/15/08                      99,969          113,969
    100,000           United States Treasury Bonds 9.125%, due 05/15/09                     100,000          116,906
     50,000           United States Treasury Bonds 11.75%, due 02/15/01                      47,313           58,640
     50,000           United States Treasury Bonds 11.625%, due 11/15/02                     48,750           62,328
     50,000           United States Treasury Bonds 10.75%, due 02/15/03                      46,344           60,953
     75,000           United States Treasury Bonds 11.875%, due 11/15/03                     74,672           97,547
     75,000           United States Treasury Bonds 11.625%, due 11/15/04                     73,125           99,492
     75,000           United States Treasury Bonds 10.75%, due 08/15/05                      73,875           97,571
    200,000           Federal Home Loan Mortgage Corp. 6.45%, due 12/01/04                  200,000          199,312
    100,000           Federal Home Loan Mortgage Corp. 8.6%, due 01/25/00                    98,250          105,313
    175,000           Federal Home Loan Mortgage Corp. 5.95%, due 01/19/06                  173,414          173,906
    150,000           Federal Home Loan Mortgage Corp. 5.85%, due 02/21/06                  148,664          148,079
    250,000           Federal National Mortgage Association 7%, 06/25/07                    249,688          256,035
                                                                                          ---------        ---------
                                                                                          1,580,933        1,747,926


                           THE ROCKLAND TRUST COMPANY
                              EMPLOYEE SAVINGS AND
                          PROFIT SHARING PLAN AND TRUST

            ITEM 27a--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                             AS OF DECEMBER 31, 1997

                                   (Continued)


    Shares or                                                                               Cost            Quoted
    Par Value                           Issuer and Description                                           Market Price

                   COMMON STOCK
      1,100           American Greeting Corp.                                        $       40,288   $       43,038
      1,800           ASA Holdings, Inc.                                                     49,050           51,188
      2,100           Banta Corp.                                                            51,617           56,700
        600           BB&T Corp.                                                             21,423           38,438
      1,500           Carpenter Technology Corp.                                             50,355           72,095
      1,200           Caterpillar, Inc.                                                      58,260           58,200
      1,900           Chrysler Corp.                                                         61,883           66,857
      1,600           Comair Holdings, Inc.                                                  37,400           38,600
        750           Compaq Computer Corp.                                                  14,159           42,375
      1,700           Cooper Tire & Rubber Co.                                               41,025           41,438
      1,950           Crane Co.                                                              49,491           84,581
      1,100           Deere & Co.                                                            57,013           64,075
      1,000           Duke Energy Corp.                                                      50,070           55,375
        700           Eaton Corp.                                                            40,117           62,475
      1,100           Edwards AG, Inc.                                                       18,652           43,725
        750           First Virginian Banks, Inc.                                            20,337           38,766
      1,700           Fleetwood Enterprises, Inc.                                            46,852           72,144
      1,700           Illinois Cent. Corp. Series A                                          51,102           57,907
    276,698           Independent Bank Corp. Mass (1)*                                    2,126,819        5,084,321
      1,800           Ingersol Rand Co.                                                      50,022           72,900
      1,200           Kaydon Corp.                                                           39,921           39,150
      1,300           King World Productions, Inc.                                           47,367           75,075
      1,200           Land's End Direct Merchants                                            40,746           42,076
      1,600           Marshal Industries                                                     51,496           48,000
      1,400           Medusa Corp.                                                           47,495           58,538
      1,100           Modine Manufacturing Co.                                               37,538           37,538
      1,400           Morton International, Inc.                                             34,846           48,125
      1,400           Nipsco Industries, Inc.                                                51,534           69,213
      1,300           Oakwood Homes Corp.                                                    41,367           43,144
      2,900           Pacific Century Financial Corp.                                        24,006           71,775
      1,000           Pitney Bowes, Inc.                                                     49,070           89,938
      1,000           PPG Industries, Inc.                                                   47,580           57,125
      1,000           Raytheon Co.                                                            9,465           56,250
        650           Rohm & Haas Co.                                                        49,046           62,237
      5,500           Ryans Family Steak House, Inc.                                         52,250           47,097
      1,200           Sierra Health Services, Inc.                                           38,346           40,350
      1,500           Snap On, Inc.                                                          48,330           65,438
        700           Southtrust Corp.                                                       19,600           44,407
      1,100           Stratus Computer, Inc.                                                 38,219           41,594
      1,600           Sun Microsystems, Inc.                                                 35,200           63,800
      3,200           Toll Brothers, Inc.                                                    58,192           85,600
      1,400           Trinity Industries, Inc.                                               40,793           62,475
      1,000           Universal Foods Corp.                                                  41,980           42,250





    Shares or                                                                               Cost            Quoted
    Par Value                           Issuer and Description                                           Market Price



      1,600           V F Corp.                                                      $       49,664   $       74,400
        800           Vulcan Materials Co.                                                   47,964           81,700
                                                                                     --------------   --------------
                                                                                          3,977,950        7,592,493

                   MUTUAL FUNDS--BONDS
      9,849           Federated GNMA Trust #16                                              108,139          111,586
      9,345           Federated High Income Bond Fund Class A #305                          105,920          111,487
     11,104           Federated Bond Fund #198 Fortress Investment Series Funds             106,179          111,820
     14,011           Federated U.S. Government Bond 2-5 #47                                145,259          148,932
                                                                                     --------------   --------------
                                                                                            465,497          483,825
                                                                                     --------------   --------------

                   MUTUAL FUNDS--EQUITY
     11,492           Federated Stock Trust #19                                             324,868          403,261
     15,200           Federated Growth Strategies Class A #48                               359,964          376,652
     19,660           Federated Index Trust Max Cap Fund #39                                279,664          397,723
      6,270           Fidelity Contrafund, Inc.                                             245,971          292,357
     10,925           Goldman Sachs Core U.S. Equity Fund #673                              224,165          291,270
     10,941           Goldman Sachs International Equity Fund #872                          238,938          211,813
      7,407           Goldman Sachs TR International Equity                                 140,580          143,394
     15,689           SEI Institutional Management Small Cap Trust                          251,325          260,749
     12,823           Vanguard #73 Windsor II                                               279,691          367,002
     19,222           Vanguard #40 Index Trust 500 Portfolio (1)                          1,547,459        1,731,359
                                                                                     --------------   --------------
                                                                                          3,892,625        4,475,580

                   LOANS TO PARTICIPANTS

                   LOANS TO PARTICIPANTS, INTEREST RATES FROM 7.75% TO 9%                   300,717          300,717
                                                                                     --------------   --------------

                   TOTAL INVESTMENTS HELD AT DECEMBER 31, 1997                       $   11,633,665   $   16,016,484
                                                                                     --------------   --------------
                                                                                     --------------   --------------



  (1)    EXCEEDS 5% OF PLAN NET ASSETS.
   *     REPRESENTS A PARTY-IN-INTEREST TO THE PLAN.


  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE SUPPLEMENTAL SCHEDULES.

                           THE ROCKLAND TRUST COMPANY
                              EMPLOYEE SAVINGS AND
                          PROFIT SHARING PLAN AND TRUST

                  ITEM 27d--SCHEDULE OF REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997




                                                   Purchases                        Sales               Gain (Loss)
           Identity of Party                  Number        Amount           Number         Amount


SERIES OF TRANSACTIONS IN SAME
SECURITY EXCEEDING  5% OF NET ASSETS
AT JANUARY 1, 1997:
   Dreyfus Treasury Prime Cash                 148      $    780,025           68       $     825,458    $        -
     Management #761
   Federated Stock Trust #19                    16           270,384           20             482,616        99,877
   Federated Growth Strategies Class A           8           302,055            9             418,779        50,183
     #48
   Federated U.S. Treasury Cash                368         3,088,398          185           3,210,606             -
     Reserve #125
   Federated Max Cap Fund #39                   19           298,474           21             508,369        74,184
   Fidelity Contra Fund                         10           246,163            7             406,236        39,505
   Goldman Sachs Core U.S. Equity Fund          10           250,416            7             432,049        66,066
     #673
   Goldman Sachs International Equity           19           473,128            5             233,665         3,538
     Fund #872
   Independent Bank Corp. Mass                  36           576,038           35             410,958       181,171
   SEI Institutional Managed Small Cap          19           421,715            4             180,023           503
     Trust
   Vanguard #73 Windsor II                      19           272,383           19             460,673        69,485
   Vanguard #40 Index Trust 500                 19         2,894,181            6           1,353,874         2,375
     Portfolio

SERIES OF TRANSACTIONS WITH SAME
BROKER EXCEEDING 5% OF NET ASSETS AT
JANUARY 1, 1997:
   Legg Mason Wood                              28           410,489           31             218,466       102,665
   Dean Witter                                  15           554,351            8             527,104       240,374

SINGLE TRANSACTION IN SAME SECURITY
EXCEEDING 5% OF NET ASSETS AT
JANUARY 1, 1997:
   Vanguard #40 Index Trust 500                  2         2,525,986            1           1,262,993          (723)
     Portfolio



   *REPRESENTS A PARTY-IN-INTEREST TO THE PLAN.


  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE SUPPLEMENTAL SCHEDULES.